Exhibit 4.1
WARRANT
THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.
FEBRUARY 3, 2006
     Warrant to Purchase up to 365,000 shares of Common Stock of Santarus, Inc. (the “Company”).
     In consideration for Kingsbridge Capital Limited (the “Investor”) agreeing to enter into that certain Common Stock Purchase Agreement, dated as of the date hereof, between the Investor and the Company (the “Agreement”), the Company hereby agrees that the Investor or any other Warrant Holder (as defined below) is entitled, on the terms and conditions set forth below, to purchase from the Company at any time during the Exercise Period (as defined below) up to 365,000 fully paid and nonassessable shares of common stock, par value $.0001 per share, of the Company (the “Common Stock”) at the Exercise Price (hereinafter defined), as the same may be adjusted from time to time pursuant to Section 6 hereof. The resale of the shares of Common Stock or other securities issuable upon exercise or exchange of this Warrant is subject to the provisions of the Registration Rights Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement.
     Section 1. Definitions.
     “Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under direct or indirect common control with any other Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term “controls” and “controlled” have meanings correlative to the foregoing.
     “Closing Price” as of any particular day shall mean the closing price per share of the Company’s Common Stock as reported by Bloomberg L.P. on such day.
     “Exercise Period” shall mean that period beginning six months after the date of this Warrant and continuing until (i) the expiration of the five-year period thereafter, or (ii) a Funding Default, subject in each case to earlier termination in accordance with Section 6 hereof.
     “Exercise Price” as of the date hereof shall mean eight dollars and twenty-eight and thirty-six hundredths cents ($8.2836), representing 130% of the average Closing Price of the Common Stock during the five (5) Trading Days immediately preceding the date of this Warrant.

     “Funding Default” shall mean a failure by Investor to accept a Draw Down Notice made by the Company and to acquire and pay for the Shares in accordance therewith within three (3) Trading Days following the delivery of such Shares to the Investor, provided such Draw Down Notice was made in accordance with the terms and conditions of the Agreement (including the satisfaction or waiver of the conditions to the obligation of the Investor to accept a Draw Down set forth in Article VII of the Agreement), provided further, that such failure was reasonably within the control of the Investor.
     “Per Share Warrant Value” shall mean the difference resulting from subtracting the Exercise Price from the Closing Price on the Trading Day immediately preceding the Exercise Date.
     “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “Principal Market” shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Trading Day” shall mean any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities.
     “Warrant Holder” shall mean the Investor or any permitted assignee or permitted transferee of all or any portion of this Warrant.
     “Warrant Shares” shall mean those shares of Common Stock received upon exercise of this Warrant.
     Section 2. Exercise.
     (a) Method of Exercise. This Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Warrant Holder by (i) surrender of this Warrant, with the form of exercise attached hereto as Exhibit A completed and duly executed by the Warrant Holder (the “Exercise Notice”), to the Company at the address set forth in Section 10.04 of the Agreement, accompanied by payment of the Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the “Aggregate Exercise Price”) or (ii) telecopying an executed and completed Exercise Notice to the Company and delivering to the Company within five (5) business days thereafter the original Exercise Notice, this Warrant and the Aggregate Exercise Price. Each date on which an Exercise Notice is received by the Company in accordance with clause (i) and each date on which the Exercise Notice is telecopied to the Company in accordance with clause (ii) above shall be deemed an “Exercise Date.”
     (b) Payment of Aggregate Exercise Price. Subject to paragraph (c) below, payment of the Aggregate Exercise Price shall be made by wire transfer of immediately available funds to an account designated by the Company. If the amount of the payment received by the Company is less than the Aggregate Exercise Price, the Warrant Holder will be notified of the deficiency and shall make payment in that amount within three (3) Trading Days. In the event the payment exceeds the Aggregate Exercise Price, the Company will refund the excess to the Warrant Holder within five (5) Trading Days of receipt.

     (c) Cashless Exercise. In the event that the Warrant Shares to be received by the Warrant Holder upon exercise of the Warrant may not be resold pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act of 1933, as amended, and applicable state laws, the Warrant Holder may, as an alternative to payment of the Aggregate Exercise Price upon exercise in accordance with paragraph (b) above, elect to effect a cashless exercise by so indicating on the Exercise Notice and including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”). If a registration statement on Form S-1 under the Securities Act of 1933, as amended, or such other form as deemed appropriate by counsel to the Company for the registration for the resale by the Warrant Holder of (x) the shares of Common Stock of the Company that may be purchased under the Agreement, (y) the Warrant Shares, or (z) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, has been declared effective by the SEC and remains effective, the Company may permit or require the Warrant Holder to effect a Cashless Exercise. In the event of a Cashless Exercise, the Warrant Holder shall receive that number of shares of Common Stock determined by (i) multiplying the number of Warrant Shares for which this Warrant is being exercised by the Per Share Warrant Value and (ii) dividing the product by the Closing Price on the Trading Day immediately preceding the Exercise Date, rounded to the nearest whole share. The Company shall cancel the total number of Warrant Shares equal to the excess of the number of the Warrant Shares for which this Warrant is being exercised over the number of Warrant Shares to be received by the Warrant Holder pursuant to such Cashless Exercise.
     (d) Replacement Warrant. In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder, reflecting such adjusted number of Warrant Shares.
     Section 3. Ten Percent Limitation. The Warrant Holder may not exercise this Warrant such that the number of Warrant Shares to be received pursuant to such exercise aggregated with all other shares of Common Stock then owned by the Warrant Holder beneficially or deemed beneficially owned by the Warrant Holder would result in the Warrant Holder owning more than 9.9% of all of such Common Stock as would be outstanding on such Exercise Date, as determined in accordance with Section 13(d) of the Exchange Act of 1934 and the rules and regulations promulgated thereunder.
     Section 4. Delivery of Warrant Shares.
     (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) Trading Days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for, or, to the extent the Warrant Shares are not restricted securities, make deposit with the Depositary Trust Company via book-entry of, the number of validly issued, fully paid and non-assessable Warrant Shares to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof.
     (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall receive the number of shares rounded to the nearest whole share.

     Section 5. Representations, Warranties and Covenants of the Company.
     (a) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.
     (b) The Company shall take all commercially reasonable action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.
     (c) The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant. The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.
     (d) From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps commercially reasonable to ensure that the Common Stock remains listed or quoted on the Principal Market.
     Section 6. Adjustment of the Exercise Price. The Exercise Price and, accordingly, the number of Warrant Shares issuable upon exercise of the Warrant, shall be subject to adjustment from time to time upon the happening of certain events as follows:
     (a) Reclassification, Consolidation, Merger, Mandatory Share Exchange, Sale or Transfer.
          (i) Upon occurrence of any of the events specified in subsection (a)(ii) below (the “Adjustment Events”) while this Warrant is unexpired and not exercised in full, the Warrant Holder may in its sole discretion require the Company, or any successor or purchasing corporation, as the case may be, without payment of any additional consideration therefor, to execute and deliver to the Warrant Holder a new Warrant providing that the Warrant Holder shall have the right to exercise such new Warrant (upon terms not less favorable to the Warrant Holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such Adjustment Event by the holder of one share of Common Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to such Adjustment Event. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.
          (ii) The Adjustment Events shall be (1) any reclassification or change of Common Stock (other than a change in par value, as a result of a subdivision or combination of Common Stock or in connection with an Excluded Merger or Sale), (2) any consolidation, merger or mandatory share exchange of the Company with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change other than a change in par value or as a result of a subdivision or combination of Common Stock), other than (each of the following referred to as an “Excluded Merger or Sale”) a transaction involving (A) sale of all or substantially all of the assets of the Company, (B) any merger, consolidation or similar transaction where the consideration payable to the shareholders of the Company by the acquiring Person consists substantially of cash or publicly traded securities, or a combination thereof, or where the acquiring Person does not agree to assume the obligations of the Company under outstanding warrants (including this Warrant). In the event of an Excluded Merger or Sale, if the surviving, successor or purchasing Person does not agree to assume the obligations under this

Warrant, then the Company shall deliver a notice to the Warrant Holder at least 10 days before the consummation of such Excluded Merger or Sale, the Warrant Holder may exercise this Warrant at any time before the consummation of such Excluded Merger or Sale (and such exercise may be made contingent upon the consummation of such Excluded Merger or Sale), and any portion of this Warrant that has not been exercised before consummation of such Excluded Merger or Sale shall terminate and expire, and shall no longer be outstanding.
     (b) Subdivision or Combination of Shares. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall subdivide its Common Stock, the Exercise Price shall be proportionately reduced as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record date, whichever is earlier. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall combine its Common Stock, the Exercise Price shall be proportionately increased as of the effective date of such combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.
     (c) Stock Dividends. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall pay a dividend or other distribution in shares of Common Stock to all holders of Common Stock, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such payment or other distribution by a fraction: (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. The provisions of this subsection (c) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a) or (b).
     (d) Liquidating Dividends, Etc. If the Company, at any time while this Warrant is unexpired and not exercised in full, makes a distribution of its assets or evidences of indebtedness to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company’s assets (other than under the circumstances provided for in the foregoing subsections (a) through (c)), then the Warrant Holder shall be entitled to receive upon exercise of this Warrant in addition to the Warrant Shares receivable in connection therewith, and without payment of any consideration other than the Exercise Price, the kind and amount of such distribution per share of Common Stock multiplied by the number of Warrant Shares that, on the record date for such distribution, are issuable upon such exercise of the Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of Warrant Shares issuable), and an appropriate provision therefor shall be made a part of any such distribution. The value of a distribution that is paid in other than cash shall be determined in good faith by the Board of Directors of the Company. Notwithstanding the foregoing, in the event of a proposed dividend in liquidation or distribution to the shareholders made in respect of the sale of all or substantially all of the Company’s assets, the Company shall deliver a notice to the Warrant Holder at least 10 days before the consummation of such event, the Warrant Holder may exercise this Warrant at any time before the consummation of such event (and such exercise may be made contingent upon the consummation of such event), and any portion of this Warrant that has not been exercised before consummation of such event shall terminate and expire, and shall no longer be outstanding.

     Section 7. Notice of Adjustments. Whenever the Exercise Price or number of Warrant Shares shall be adjusted pursuant to Section 6 hereof, the Company shall promptly prepare a certificate signed by its Chief Executive Officer or Chief Financial Officer setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company’s Board of Directors made any determination hereunder), and the Exercise Price and number of Warrant Shares purchasable at that Exercise Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be sent by overnight courier to the Warrant Holder.
     Section 8. No Impairment. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution or issue or sale of securities, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.
     Section 9. Rights As Stockholder. Except as set forth in Section 6 above, prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings.
     Section 10. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.
     Section 11. Choice of Law. This Warrant shall be construed under the laws of the State of New York.
     Section 12. Entire Agreement; Amendments. Except for any written instrument concurrent or subsequent to the date hereof executed by the Company and the Investor, this Warrant and the Agreement contain the entire understanding of the parties with respect to the matters covered hereby and thereby. No provision of this Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.
     Section 13. Restricted Securities.
     (a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) in reliance upon the provisions of Section 4(2) thereof and Regulation D thereof, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to this Warrant. This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws. The Company shall have no obligation to register the Warrant or the Warrant Shares except as explicitly set forth in that certain Registration Rights Agreement entered into between Investor and Company on even date hereof.

     (b) Legend. Any replacement Warrants issued pursuant to Section 2 and Section 10 hereof and, unless a registration statement has been declared effective by the SEC in accordance with the Securities Act of 1933, as amended, with respect thereto, any Warrant Shares issued upon exercise hereof, shall bear the following legend:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
     (c) No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 13(b) has been or shall be placed on the share certificates representing the Warrant Shares and no instructions or “stop transfer orders” (so called “stock transfer restrictions”) or other restrictions have been or shall be given to the Company’s transfer agent with respect thereto other than as expressly set forth in this Section 13.
     (d) Assignment. Assuming the conditions of Section 13(a) above regarding registration or exemption have been satisfied, the Warrant Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant (each of the foregoing, a “Transfer”), in whole or in part, but only to an Affiliate of the Warrant Holder. The Warrant Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be Transferred and the respective number of warrants to be Transferred to each assignee. The Company shall effect the Transfer within ten (10) days, and shall deliver to the Transferee(s) designated by the Warrant Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares. In connection with and as a condition of any such proposed Transfer, the Company may require (i) the Warrant Holder to provide an opinion of counsel to the Warrant Holder in form and substance reasonably satisfactory to the Company to the effect that the proposed Transfer complies with all applicable federal and state securities laws and (ii) any such Transferee to provide customary representations and warranties attendant to the acquisition of unregistered securities, including without limitation the Transferee’s investment intent and status as an “accredited investor” within the meaning of Regulation D.
     (e) Investor’s Compliance. Nothing in this Section 13 shall affect in any way the Investor’s obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

     Section 14. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be given in accordance with Section 10.04 of the Purchase Agreement.
     Section 15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
     Section 16. Company Call Right.
     (a) If a Funding Default occurs, the Company shall have the right to demand the surrender of this Warrant or any remaining portion thereof, Shares and/or cash from the Investor as follows (the “Call Right”):
          (i) If the Investor has not previously exercised this Warrant in full, then the Company shall have a right to demand the surrender of this Warrant, or remaining portion thereof, from the Investor without compensation, and the Investor shall promptly surrender this Warrant, or remaining portion thereof. Following such demand for surrender, this Warrant shall automatically be deemed to have been canceled and shall have no further force or effect.
          (ii) If, prior to receiving a Call Right Notice, the Investor has previously exercised this Warrant with respect to some or all of the Warrant Shares, and the Investor has not previously sold such Warrant Shares, then the Company shall have a right to purchase from the Investor that number of shares of Common Stock equal to the number of shares of Common Stock issued in connection with the exercise(s) of the Warrant, at a repurchase price per share equal to the price per share paid by the Investor in connection with such exercise(s). For greater certainty, (a) if Warrant Shares were exercised for cash, the purchase price per share under the Call Right shall be equal to the Exercise Price, (b) if Warrant Shares were exercised on a cashless exercise basis, the purchase price per share for such Warrant Shares under the Call Right shall be zero, and (c) if such Warrant Shares were exercised on both a cash and cashless exercise basis, the purchase price per share under the Call Right shall be equal to the total amount of cash paid in connection with such cash exercise(s) divided by the total number of shares of Common Stock issued in connection with all exercises of the Warrant (whether on a cash or cashless basis).
          (iii) If, prior to receiving a Call Right Notice, the Investor has previously exercised this Warrant with respect to some or all of the Warrant Shares, and the Investor subsequently sold such Warrant Shares, then the Investor shall remit to the Company the excess, if any, of (x) the proceeds received by Investor through the sale of such Warrant Shares, over (y) the aggregate Exercise Price for such Warrant Shares. In the event that the Investor obtained such Warrant Shares through a Cashless Exercise, then the Investor shall instead remit to the Company all proceeds received by the Investor through the sale of such Warrant Shares. For the avoidance of doubt, in the event that the Investor has sold some or all of the Warrant Shares prior to receiving a Call Right Notice, then the right set forth in this paragraph (iii) shall constitute the sole Call Right of the Company with respect to such Warrant Shares which have been sold.
     (b) Company may exercise the Call Right by delivering a notice (the “Call Right Notice”) to Investor within thirty (30) days after the occurrence of a Funding Default. On the tenth (10th) business day following delivery of the Call Right Notice to Investor, Company shall tender the purchase price, if any, and Investor shall tender shares of Common Stock, if any, to be sold to Company pursuant to the Call Right Notice, immediately following which Company and Investor shall consummate such purchase and sale. The Call Right shall survive both the assignment of the Warrant by the Investor and the disposition of the Warrant Shares by the Investor following exercise of the Warrant.
     Section 17. Absence of Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
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     IN WITNESS WHEREOF, this Warrant was duly executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

SANTARUS, INC.
By:	/s/ Gerald T. Proehl
Gerald T. Proehl
President and Chief Executive Officer

Investor acknowledges and agrees to the terms and conditions of this Warrant.

By:	/s/ Maria O’Donoghue

Maria O’Donoghue
Director

EXHIBIT A TO THE WARRANT
EXERCISE FORM
SANTARUS, INC.
     The undersigned hereby irrevocably exercises the right to purchase ______ shares of Common Stock of Santarus, Inc., a Delaware corporation, evidenced by the attached Warrant, and (CIRCLE EITHER (i) or (ii)) (i) tenders herewith payment of the Aggregate Exercise Price with respect to such shares in full, in the amount of $___, in cash, by certified or official bank check or by wire transfer for the account of the Company or (ii) elects, pursuant to Section 2(c) of the Warrant, to convert such Warrant into shares of Common Stock of Santarus, Inc. on a cashless exercise basis, all in accordance with the conditions and provisions of said Warrant.
     The undersigned requests that stock certificates for such Warrant Shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to this Warrant, in the name of the registered Warrant Holder and delivered to the undersigned at the address set forth below.

Dated:

Signature of Registered Holder

Name of Registered Holder (Print)

Address

EXHIBIT B TO THE WARRANT
ASSIGNMENT
     (To be executed by the registered Warrant Holder desiring to transfer the Warrant)
     FOR VALUED RECEIVED, the undersigned Warrant Holder of the attached Warrant hereby sells, assigns and transfers unto the persons below named the right to purchase ______ shares of Common Stock of Santarus, Inc. (the “Company”) evidenced by the attached Warrant and does hereby irrevocably constitute and appoint ______ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

Signature

Fill in for new Registration of Warrant:

Name

Address

Please print name and address of assignee (including zip code number)